SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
 |_|  Preliminary Proxy Statement   |_|  Confidential, for Use of the Commission
                                        only (as permitted by Rule 14a-6(e) (2))
 |X|  Definitive Proxy Statement
 |_|  Definitive Additional Materials
 |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Ocean Bio-Chem, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


      (5) Total fee paid:

--------------------------------------------------------------------------------


         |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------


        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount previously paid:

--------------------------------------------------------------------------------


           (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------


           (3) Filing Party:

--------------------------------------------------------------------------------


           (4) Date Filed:

                              OCEAN BIO-CHEM, INC.
                               4041 S.W. 47 Avenue
                         Fort Lauderdale, Florida 33314


April 19, 2001



United States Securities and Exchange Commission
Washington, D.C. 20549




                                       RE: OCEAN BIO-CHEM, INC.
                                           Commission File 2-70197
                                           59-1564329


Dear Sir or Madam:

     This letter serves as a transmittal for the above referenced Registrant's Proxy Statement and related materials. The original mailing of these materials to shareholders will be carried out on or about May 14, 2001.

Very truly yours,


/s/ Peter G. Dornau
Peter G. Dornau
President and Chief Executive Officer

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 15, 2001


TO THE SHAREHOLDERS OF OCEAN BIO-CHEM, INC.

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Ocean Bio-Chem, Inc., a Florida corporation, will be held at the offices of Ocean Bio- Chem, Inc., 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314, on June 15, 2001 at 9:00 a.m. and any and all adjournments thereof, for the following purposes:

     1. To elect six directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Berkovits, Lago & Company, LLP as the independent certified public accountants of the Company.

     3. To transact such other business as properly may come before the meeting or any adjournments thereof.

     All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly. The giving of the proxy will not affect your right to vote in person if you attend the Meeting. Your proxy may be revoked at any time before it is voted at the Meeting by following the instruction set forth on page 1 of the attached Proxy Statement.

     Only Shareholders of record of the Common Stock of the Company at the close of business on May 3, 2001 are entitled to notice of and to vote at the Meeting or at any and all adjournments thereof. The accompanying Proxy is being solicited by the Board of Directors of the Company.

BY ORDER OF THE BOARD OF DIRECTORS




PETER G. DORNAU
President and Chief Executive Officer
Fort Lauderdale, Florida

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314

                                                                  April 19, 2001
                                 PROXY STATEMENT

                               General Information

     The accompanying proxy is solicited by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company on June 15, 2001 at 9:00 a.m., and at any adjournments thereof. The proxy will be voted in accordance with the instructions thereon if it is returned duly executed and is not revoked.

     The proxy hereby solicited is revocable at any time prior to its exercise by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person, or by notifying the Company in writing that it is revoked. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to attend and/or vote at the meeting.

     This proxy statement and the accompanying proxy will be mailed to shareholders on or about May 14, 2001. The record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting has been fixed as May 3, 2001. Only holders of shares of record at the close of business on that date of the Company's Common Stock, par value $.01 per share (hereinafter the "Shares"), will be entitled to notice of, and privilege to vote at said meeting. As of that record date, the number of outstanding shares entitled to vote are 4,105,889 shares of Common Stock and each share is entitled to vote one vote. The Company is bearing the cost of soliciting proxies. The proxies are being solicited by the Board of Directors of the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information at December 31, 2000 with respect to the beneficial ownership of the Company's Common Stock by holders of more than 5% of such stock and by all directors and officers of the Company as a group:

Title of                  Name and address of           Amount and nature of          Percent
class                        beneficial owner           beneficial ownership          of class
Common      Peter G. Dornau, President,
            Director                                         2,305,146                  56.1%
            4041 S. W. 47 Avenue
            Fort Lauderdale, FL 33314

Common      All directors and officers as
              a group, 6 individuals                         2,474,390                  59.4%


     The following paragraphs summarize stock options to purchase shares of the Company's common stock held by officers of the Company. They were not included in the foregoing tabulation as the underlying exercise price exceeds the market price as of December 31, 2000.

     On March 25, 1999, the Company granted Messrs. Dornau and Tieger a five year option for 100,000 shares each at an exercise price of $.875 representing the market price at the time of grant. Such grants were awarded in consideration of their making a loan to the Company in the amount of $400,000 from an affiliated company in which they are each 50% co-shareholders.

     Pursuant to the Company's various stock option plans, Mr. Dornau has options to acquire 80,000 shares of the Company's common stock of which 20,000 shares are exercisable within 60 days of the issuance of the Company's December 31, 2000 financial statements.

     Pursuant to the Company's various stock option plans, the Company's directors and officers, as a group, have options to acquire 250,000 shares of the Company's common stock of which 73,000 shares are exercisable within 60 days of the issuance of the Company's December 31, 2000 financial statements.


ITEM 1  -  ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named in the following table, all of whom are now directors of the Company:

                                      Executive
                      Director        officer                       Sole
Name                  since           since              Age        occupation
Peter G. Dornau        1973            1973              61          President and Chairman of the Board
                                                                     of Ocean Bio-Chem, Inc. since 1973.

Jeffrey Tieger         1977            1977              57          Vice President-Director Ocean Bio-
                                                                     Chem, Inc. since 1977; Secretary since
                                                                     1982.

Edward Anchel          1998            1999              54          Vice President - Finance.  Mr. Anchel
                                                                     joined the Company on March 1, 1999.
                                                                     For five years prior thereto, he was the
                                                                     CFO of a privately held manufacturing
                                                                     entity.

Laz L. Schneider       1998              -               62          Attorney with the law firm of Berger
                                                                     Singerman since 1991.

James Kolisch          1998              -               49          President of Kolisch Insurance since
                                                                     1978.

John B. Turner         2000              -               53          Retired insurance and financial
                                                                     services sales.


         The terms of office of all existing directors expire in June, 2001.

     The Company's Board of Directors held one (1) meeting during the year ended December 31, 2000, at which all the directors were present. The Company has no standing nominating or compensation committees of the Board of Directors, or committees performing similar functions. There is no family relationship between any director or nominee for director of the Company and any other director, nominee or executive officer of the Company. There is no arrangement or understanding between any such director and any other person pursuant to which such director was selected as a director or nominee for director of the Company. Directors receive no compensation for serving in such capacity. Officers of the Company serve at the pleasure of the Board of Directors.

     The Board of Directors established an audit committee composed of the following directors: Laz L. Schneider, James Kolisch, and John B. Turner. The function of such committee is to receive the auditors' report and to instruct the Board on their recommendations. In order to comply with the underlying rules of the Securities and Exchange Commission and the NASDAQ, the Board ratified a charter for the Audit Committee at the June 9, 2000 Annual Meeting of Shareholders. A copy of the Charter of the Audit Committee is attached hereto as Exhibit A.

     The Audit Committee met once since last year's Annual Meeting of Shareholders. A representative of the Company's independent auditing firm, Jesus
A. Lago, CPA was present at the meeting. The following matters were discussed or reviewed:

     (1) The committee reviewed and discussed the Company's audited financial statements with management and the Company's Independent Certified Public Accountant.

     (2) The committee discussed, with the independent auditor, the matters required to be discussed by Statement of Auditing Standards Number 61, as may be modified or supplemented.

     (3) The committee received the written disclosures and the letter from the Company's independent auditor required by Independence Standards Board Standard Number 1, as may be modified or supplemented, and discussed with the independent auditor the independent accountant's independence.

     (4) Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements as of December 31, 2000 and the year then ended be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


     The Board of Directors recommends a vote FOR the nominees.


SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of January 1, 2001, information concerning the number of shares of Common Stock beneficially owned by each director and nominee individually and by all executive officers and directors of the Company as a group. Peter G. Dornau owns approximately 56% of the outstanding Common Stock of the Company. All executive officers and directors as a group own approximately 60% of such Common Stock. The totals shown below for each person and for the group includes shares held personally, shares held by family members, and shares acquirable within sixty (60) days of January 1, 2001 by the exercise of stock options granted under the Company's Stock Option Plans.


Account and Nature of Beneficial Ownership (1)

Name of                      Direct owner-                     Exercisable          Deferred
beneficial                    ship number                        options           share units
owner                         of shares (2)         %           (3)(4)(5)              (5)
----------                   --------------       -----        -----------         -----------
Peter G. Dornau                 2,305,145         56.1%          120,000             60,000

Jeffrey Tieger                    103,076          2.5%          120,000             60,000

Edward Anchel                      33,600           .8%           33,000             57,000

All executive officers
and directors as
a group                         2,464,390         60.0%          273,000            177,000



     (1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.


     (2) Includes only shares directly owned by respective director/officer and specifically does not include any shares acquirable through the exercise of options as presented below.


     (3) Represents shares subject to stock options that are exercisable currently or within sixty (60) days of January 1, 2001.

     (4) On March 25, 1999, the Company granted Messrs. Dornau and Tieger a five year option for 100,000 shares each at an exercise price of $.875 representing the market price at the time of grant. Such grants were awarded in consideration of their making a loan to the Company in the amount of $400,000 from an affiliated company in which they are each 50% co-shareholders.

     (5) Pursuant to the Company's various stock option plans, the Company's directors and officers, as a group, have options to acquire 250,000 shares of the Company's common stock of which 73,000 shares are exercisable within 60 days of the issuance of the Registrant's December 31, 2000 financial statements.

Executive Compensation

     The following table sets forth the amount of compensation of each officer of the Company who earned in excess of $100,000 annually for each of the years 2000, 1999, and 1998.

                           SUMMARY COMPENSATION TABLE

Name and                      Annual compensation                    Long term compensation
principal position         Year       Salary       Bonus           Options/      Underlying
------------------         ----       ------       -----           SARs(1)        security
                                                                 --------      ----------
Peter G. Dornau, CEO       2000     $ 109,028      $17,500       25,000        Common stock
                           1999     $ 108,876      $15,650       40,000        Common stock
                           1998     $ 109,047      $   -            -          Common stock

Edward Anchel, CFO         2000     $ 100,424      $ 9,600       25,000        Common stock


     (1) The Company maintains three (3) separate plans under which stock options may be awarded. However, the Company does not maintain a "long-term incentive plan," as that term is used in the applicable SEC rules, under which payments are measured by performance of the Company over longer than a one-year period. Common stock options are usually valued at fair market value on date of grant.

Stock Option Plans:

     The Company has in effect the 1991, 1992 and 1994 Stock Option Plans (the "1991 Plan", "1992 Plan" and "1994 Plan") that permit the granting of stock options to purchase shares of Common Stock of the Company. All employees of the Company and its subsidiaries are eligible to be selected to participate in all Plans. The Plans are administered by the Board of Directors, which selects employees to be participants and determines the type and number of awards to be granted.

     The number of shares available for grant under each of the 1991 and 1992 Plans is 200,000 shares of Common Stock of the Company. The option price for stock options granted under both Plans is not less than the fair market value of Common Stock on the date of grant and the term of each option is fixed by the Committee. Options become exercisable as determined by the Board of Directors.

     During 1994, the Company's shareholders approved the "1994 Non-Qualified Stock Option Plan." The plan permits the granting of stock options to purchase shares of Common Stock of the Company at prices determined by the Board of Directors. Pursuant to such Plan, 400,000 shares have been made available.

Options/SAR Grants in Last Fiscal Year

     During the year ended December 31, 2000, no SAR's were awarded, stock options aggregating 75,000 shares were granted to officers under the foregoing plans. The tabulation presented below reflects data required to be disclosed relating to such stock options and SAR's held by executive officers of the Company at December 31, 2000:


                                                                    (1)                               (1)     (2)
                     Shares                       Number of options/SAR's          Value of in-the-money options/
                     acquired       Value               at end of fiscal year      SAR's at end of fiscal year
 Name                by exercise    realized     exercisable   unexercisable     exercisable    unexercisable
---------------      -----------    --------     -----------   -------------     -----------    -------------
Peter G. Dornau        -              -          120,000          60,000          $   -           $   -
Jeffrey Tieger         -              -          120,000          60,000          $   -           $   -
Edward Anchel          -              -           33,000          57,000          $   -           $   -
                                                 -------         -------          -------         -------
                                                 273,000         177,000          $   -           $   -
                                                 =======         =======          =======         =======

     (1) No SAR's were outstanding at December 31, 2000.

     (2) The value of unexercised "in-the-money" options/SAR's at December 31, 2000 was calculated by determining the difference between the fair market value of the underlying Common Stock at December 31, 2000. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option. No options were "in-the-money" at December 31, 2000.

Report of the Compensation Committee

          The Board of Directors (the "Committee") is responsible for setting the policies and approving the practices of the Company in its compensation to executive officers, including those named in the compensation table in this Proxy Statement. The Company has no separate compensation committee.

          In carrying out its responsibility in 2000, the Committee considered the following:

          1. The Company's financial performance;

          2. The Company's policies and practices for compensation of employees generally;

          3. The historical philosophy of the Company to reward according to merit, commitment to, and performance of, the Company.

          The compensation structure for all employees of the Company, including the executive officer named in the compensation tables in this Proxy Statement, consists of base salary, paid weekly. Base salary of an employee is designed to be competitive with base salaries in the Company's geographical areas of operation.

          Executive officers and other key employees may receive additional cash bonuses under a variable award plan. These bonuses are paid from a bonus pool determined by the Board of Directors based upon the performance of the Company. Individual bonuses are determined by an executive's level of responsibility within the Company and an executive's performance in any year.

          Executive officers and other key employees may also receive compensation in the form of stock options. The number of stock options granted to an executive is determined by the Board of Directors and depends principally upon an individual's level of responsibility within the Company and performance by the individual. Since stock options are granted at the average market price on the date of grant and have value only if the market price on the underlying Common Stock increases, and since the exercisability of options vests over a five (5) year period after the grant date, the Board of Directors believes stock options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force. In addition, the Company encourages stock ownership and retention of Common Stock by employees. Messrs. Dornau, Tieger, and Anchel are members of the Board of Directors.

Performance Comparisons

          The following chart compares the cumulative total shareholder return of the Company for the five years ended December 31, 2000 to the cumulative total shareholder return of (a) the NASDAQ market US stocks, and (b) the Industry Index, which is the NASDAQ Non-Financial Stocks index.

          The Company believes that no single peer index or peer company is totally comparable to the Company's business. The peer indices used to compare total shareholder return include companies which supply to diverse markets. Some of the Company's direct competitors are divisions that represent small portions of companies and are not included in the peer comparisons since information is not available to the Company to show those divisions separately from the parent.


          Performance Chart presented in this space in mailing to shareholders. As this is not available for the Edgarized version, the data table underlying the chart, representing annual cumulative changes since the base year of 1996, is presented below in this copy of Proxy materials:


                                           1996      1997     1998     1999     2000
                                          -------   -------  -------  -------  -------
         Ocean Bio-Chem                   -16.00%   -42.25%  -47.50%  -50.11%  -68.50%
         NASDAQ US                         23.04%    50.69%  112.51%  294.92%  137.62%
         NASDAQ Non financial              21.48%    42.20%  108.73%  308.72%  138.48%

EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS

          The Company maintains the stock option and bonus plans described above in this Proxy Statement and the group health, hospitalization and life insurance plans generally available to all employees. The Company does not maintain a pension plan, profit-sharing plan, 401(k) savings plan, executive death benefit plan, executive salary continuation plan, or severance payment plan.

CERTAIN TRANSACTIONS

          On May 1, 1998, the company entered a ten year lease for approximately 12,700 square feet of office and warehouse facilities in Fort Lauderdale, Florida from an entity owned by certain officers of the Company. The lease requires a minimum rental of $94,800 for the initial year with provisions for annual increases of 2%. In addition, the Company is charged for real estate taxes, operating expenses and common area maintenance charges. The Company believes that the terms of this lease are comparable to those of similar properties in the same geographic area of the Company available from unrelated third parties. Rent charged to operations during the year ended December 31, 2000 aggregated approximately $100,000.

          The Company acquired the rights to the Star brite name and products for the United States and Canada in conjunction with its original public offering during March, 1981. The President of the Company is the beneficial owner of three companies which market Star brite products outside the United States and Canada. The Company has advanced funds to assist in such foreign marketing in order to establish an international trademark. As of December 31, 2000 and 1999 amounts owed to the Company by these companies were approximately $598,000 and $847,000, respectively. These amounts have been advanced by the Company on open account with requirements of repayment between five and seven years. Advances bear interest at the rate of interest charged to the Company on its bank line of credit. Sales to such affiliates aggregated approximately $360,600 and $252,500 during the years ended December 31, 2000 and 1999, respectively.

          The Company has a business relationship with an entity owned by the President whereby research and development of current and new products are performed by this entity. Pursuant to such relationship the Company paid $30,000 annually to such affiliate during 2000 and 1999.

          At December 31, 2000, the Company had $161,100 receivable from Mr. Dornau attributable to his exercising of stock options. The Company expects to collect such receivable, plus interest, over the coming five (5) years.

          On March 25, 1999, the Company borrowed $400,000 from PEJE, Inc., a corporation owned by Messrs. Dornau and Tieger. The terms of the loan provide for an interest rate of nine percent (9%) per annum repayable in sixty (60) payments of $3,356.79 and a balloon payment representing the unpaid balance of principal and interest at maturity. The interest rate is subject to adjustment on April 1, 2002 to the prime rate published by Suntrust Banks of Florida, Inc. plus 1% and the loan is secured by the assets of Star brite Distributing, Inc. subordinate to the prior pledge of such assets to SouthTrust Bank. The Company believes that the terms of this loan are as, or more, favorable than those which could be obtained by the Company from other parties. The Company also has granted to each of Mr. Dornau and Mr. Tieger, as partial consideration for the PEJE, Inc. loan, an option to purchase 100,000 shares of Common Stock of the Company for a term of five (5) years at a purchase price of $.875, representing the fair market value of the stock on the date of grant.

ITEM 2  -  AUDITORS

     The Board of Directors has selected, subject to shareholder ratification, Berkovits, Lago & Company, LLP, Certified Public Accountants, as the independent auditors of the Company for the year ending December 31, 2001.

     Accounting services to be provided by Berkovits, Lago & Company, LLP, Certified Public Accountants, include the annual examination of the Company's consolidated financial statements and assistance and consultation regarding the Company's filings with the Securities and Exchange Commission.

     The Board of Directors anticipates that a representative of Berkovits, Lago & Company, LLP. Certified Public Accountants, will be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he so desires, although this is not anticipated, and he will be available to respond to questions.

     The Company was billed $ 36,920, in the aggregate, by Berkovits, Lago & Company LLP for professional services rendered for the audit of the Company's financial statements as of December 31, 2000 and the year then ended and the reviews of financial statements included in Company filings on Forms 10-Q during the year ended December 31, 2000.

     On January 5, 2000, the Company filed a Current Report on Form 8-K dealing with a change in the Company's independent auditing firm. The following is a reiteration of such disclosures:

     (a) The independent certified public accounting firm for the Company, Infante, Lago and Company, has been dismissed due to the departure of Jesus Lago, the partner in charge of the Company's audit. The dismissal was necessary in order for the Company to retain Berkovits & Company, P.A. as the Company's independent certified public accountants in which Mr. Jesus Lago has become a partner. The dismissal was effective January 5, 2000.

     (b) (i) Infante, Lago and Company was dismissed solely because of the resignation of the individual partner responsible for the Company's audit.

          (ii) The report on the financial statements of the Company by Infante, Lago and Company over the past two years contain no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          (iii)The decision to change accountants was approved by the Board of Directors of the Company.

          (iv) During Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of Infante, Lago and Company there were no disagreements with Infante, Lago and Company on any matter of accounting principles or practices, financial statements, disclosure or auditing scope or procedure.

          (v) No events referred to in Item 304(a)(v) of Regulation S-K occurred during the two years prior to the dismissal of Infante, Lago and Company.

     (c)  Berkovits & Company,  P.A.  has been  engaged  effective  January
     5,2000. Company did not, during the two most recent fiscal years or any subsequent interim period prior to engaging Berkovits & Company, P.A., consult Berkovits & Company, P.A. on any matter.

     (d) The Company has provided Infante, Lago and Company with a copy of the foregoing disclosures and requested Infante, Lago and Company to furnish the Company with a letter addressed to the Commission stating whether it agrees with the foregoing statements made by Company,and if not, stating the respects in which it does not agree.

     Infante, Lago and Company filed a letter with the Securities and Exchange Commission stating that it agreed with the Company's statements.

     Effective March 1, 2000, Berkovits and Company, P.A. changed its name to Berkovits, Lago & Company, LLP.


The Board of Directors recommends a vote FOR this proposal.


SHARES OUTSTANDING AND VOTING RIGHTS

     Directors and officers holding shares of the Company's Common Stock control in the aggregate 60% of the outstanding shares, and all intend to vote such shares in person or by proxy in favor of all proposals of the Board of Directors to be voted upon. A majority of the shares voting in favor of a proposal is sufficient to adopt it.

    The cost of preparing,assembling and mailing the proxy and related materials will be borne by the Company. Proxies may also be solicited by person, by interview and telephone, and brokers and dealers in securities and others may be requested to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. Similarly, proxies may be solicited by directors and officers at a nominal cost to the Company.

     The proxies named in the enclosed form of proxy and their substitutes will vote the Shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face.

SHAREHOLDER PROPOSALS

     It is anticipated that the next Annual Meeting of Shareholders will be held on or about 9:00 a.m., June 1, 2002. Shareholder proposals intended to be presented at the June 1, 2002 Annual Meeting pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices at 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314, by January 1, 2002 for inclusion in the Company' s Proxy Statement and Form of Proxy relating to that meeting.

     Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and Amendments thereto furnished to the Company under Rule 16A-3(e) during its most recent fiscal year and Form 5 and Amendments thereto furnished to the Company with respect to its most recent fiscal year and any written representation referred to in Paragraph (b) (2) (I) of this item, all filings were made.

OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company is not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the best judgment of the persons voting them. A majority vote of the shares outstanding is necessary to approve any such matter.


JEFFREY TIEGER, SECRETARY


/s/ Jeffrey Tieger
Fort Lauderdale, Florida
April 19, 2001

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314


           Proxy for Annual Meeting of Shareholders on June 15, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned  Shareholder of Ocean Bio-Chem,  Inc. hereby appoints Peter
G. Dornau and Jeffrey Tieger, and each of them as proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote and otherwise represent all of the shares of the Common Stock of Ocean Bio-Chem, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 15, 2001 at 9:00 a.m., local time, and at any adjournments thereof, with the same effect as if the undersigned were present and voting the shares, on the following matters and in the following manner.

     1. The election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their successors shall be elected and shall qualify:

Name:
        Peter G. Dornau      For     /    /      Withhold Authority    /    /
        Jeffrey Tieger       For     /    /      Withhold Authority    /    /
        Edward Anchel        For     /    /      Withhold Authority    /    /
        Laz L. Schneider     For     /    /      Withhold Authority    /    /
        James Kolisch        For     /    /      Withhold Authority    /    /
        John B. Turner       For     /    /      Withhold Authority    /    /






The Board of Directors recommends a vote "FOR" Item 2 below.

     2. The approval, adoption and ratification of the selection by the Board of Directors of Berkovits, Lago & Company, LLP, Certified Public Accountants, as Auditors for the Company for the year ending December 31, 2001.

              For     /    /        Against     /    /       Abstain     /    /

     3. To vote or otherwise represent the shares on any other business or on other matters which should properly come before the meeting or any adjournments thereof according to their decision or according to the decision of the majority of them.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE AND THE PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS (1), (2) AND (3) ABOVE.

     Unless  specifically   indicated,   the  execution  of  this  proxy  is  an
acknowledgment of the receipt of the Notice of Annual Meeting of Shareholders, Annual Report and Proxy Statement.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as Attorney, as Executor, Administrator, Trustee or Guardian, please give full title as such. If a company, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


Dated ______________________, 2001


<

                                    EXHIBIT A
                              Ocean Bio-Chem, Inc.
                      Audit Committee of Board of Directors



                             Audit Committee Charter


     The Audit Committee ("the Committee"), of the Board Of Directors ("the Board") of Company ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

     COMPOSITION

     The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

     RESPONSIBILITY

     The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established, and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

     AUTHORITY

     Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

     MEETINGS

     The Committee is to meet at least one time annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

     ATTENDANCE

     Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

     SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

     1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

     2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

     3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

     5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

     6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

     8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

               a. The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

               b. Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

               c. Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

               d. Other  communications  as required to be  communicated  by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

               If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

     9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

     10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

     11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

     12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

     13. Review the appointment and replacement of the senior internal audit executive.

     14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

     15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

     16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.